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                                      UICI
                                AND SUBSIDIARIES

                        EXHIBIT 21--SUBSIDIARIES OF UICI


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                                                            Jurisdiction
                                                            ------------
The Chesapeake Life Insurance Company                          Oklahoma

Mid-West National Life Insurance Company of Tennessee          Tennessee

The MEGA Life and Health Insurance Company                      Oklahoma

National Managers Life Insurance Company, Inc.          Turks and Caicos Islands

Financial Services Reinsurance, Ltd.                    Turks and Caicos Islands

United Group Reinsurance, Inc.                          Turks and Caicos Islands

United Membership Marketing Group, Ltd.
  Liability Company                                             Colorado

National Motor Club of America, Inc.                              Texas

Amli Realty Company                                             Illinois

Educational Finance Group,
  Limited Liability Partnership                                   Texas

Insurdata                                                         Texas

United Credit National Bank                                   South Dakota
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                                      F-35